Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Bank of America Corporation

BofA Finance LLC

(Exact Names of Registrants as Specified in their Respective Charters)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Bank of America Corporation Debt Securities	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.0001102	(1)(2)(3)(5)
Fees to be Paid	Debt	BofA Finance LLC Debt Securities	Rule 457(o)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	0.0001102	(1)(2)(3)(5)
Fees to be Paid	Other	Bank of America Corporation Guarantee of BofA Finance LLC Debt Securities	Rule 457(o)	(1)(2)(3)(4)	(1)(2)(3)(4)	(1)(2)(3)	0.0001102	(1)(2)(3)(4)(5)
Fees to be Paid	Unallocated (Universal) Shelf		Rule 457(o)	(1)(2)(3)(4)	(1)(2)(3)(4)	$55,891,689,880 (1)(2)(3)	0.0001102	$6,159,264.22(1)(2)(3)(4)(5)
Fees Previously Paid	Unallocated (Universal) Shelf		Rule 457(o)	(1)(2)(3)(4)	(1)(2)(3)(4)	$1,000,000(1)(2)(3)		$110.20(1)(2)(3)(4)(5)
Carry Forward Securities
Carry Forward Securities	Debt	BofA Finance LLC Debt Securities	415(a)(6)	(2)					S-3	333-234425	December 31, 2019	(2)
Carry Forward Securities	Other	Bank of America Corporation Guarantee of BofA Finance LLC Debt Securities	415(a)(6)	(2)					S-3	333-234425	December 31, 2019	(2)
Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)	(2)		$9,107,310,120(2)			S-3	333-234425	December 31, 2019	$1,055,537.24(2)
			Total Offering Amount			$65,000,000,000(1)(2)(3)		$6,159,374.42

			Total Fees Previously Paid					$110.20

			Total Fee Offsets					—

			Net Fee Due					$6,159,264.22(2)

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to the securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. There is registered hereunder such amount of securities as will have an aggregate maximum offering price not to exceed $65,000,000,000 (or the equivalent thereof in any other currency).

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $9,107,310,120 in aggregate offering price of unsold securities of BofA Finance LLC (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-234425), which became effective on December 31, 2019 (the “Prior Registration Statement”). A registration fee of $1,055,537.24 was previously calculated pursuant to Rule 457(o) and paid in respect of the Unsold Securities that will continue to be applied to the Unsold Securities pursuant to Rule 415(a)(6). Also pursuant to Rule 415(a)(6), the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In connection with the $55,892,689,880 maximum aggregate offering price of new securities being registered hereunder, a registration fee of $6,159,374.42 is payable. A registration fee of $110.20 was previously paid in connection with the initial filing of this Registration Statement on December 8, 2022 with respect to $1,000,000 in maximum aggregate offering price of such new securities. The remaining $6,159,264.22 in registration fees is being paid herewith.

(3)

This Registration Statement also includes an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of debt securities of BofA Finance LLC and related guarantees of Bank of America Corporation that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(4)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees of Bank of America Corporation being registered.
(5)

In addition, pursuant to Rule 457(q) under the Securities Act, no registration fee is required for the registration of an indeterminate amount of securities to be offered in market-making transactions by affiliates of the Registrants as described in Note (3) above.